UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 7, 2022

MULLEN AUTOMOTIVE INC.

__________________________________________________

(Exact name of registrant as specified in its charter)

Delaware	001-34887	86-3289406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1405 Pioneer Street, Brea, California 92821

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code	(714) 613-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	MULN	The Nasdaq Stock Market, LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On June 7, 2022, Mullen Automotive Inc. (the “Company”) entered into a securities purchase (the “Securities Purchase Agreement”) with certain investors, subject to stockholder approval, pursuant to which upon the terms and subject to the conditions contained therein and solely upon the request of the Company, the investors will be required to purchase an aggregate of $275 million (the "Commitment Amount") of the Company’s Series D Preferred Stock, par value $0.001 per share (the “Series D Preferred Stock”), and five-year warrants exercisable for shares of Common Stock (the “Warrants”). The number of Warrants that may be issued will equal 110% of the shares of Series D Preferred Stock purchased by the investors. The purchase price per share of Series D Preferred Stock will be the lower of (i) $1.27, the closing price of the Company's stock on the date the Securities Purchase Agreement was executed, or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as defined below), subject to a floor price of $0.10 per share.

The date on which the Company may require the investors to purchase the Series D Preferred Stock and Warrants is the 90th day (the “Purchase Date”) following the date on which a registration statement covering the registration for resale of securities issued during May 2022 pursuant to additional investment rights provided in the Exchange Agreement dated May 7, 2021 and a $20 million securities purchase agreement. If the Company elects to issue the securities pursuant to the Securities Purchase Agreement, the Company plans to use the proceeds to support the development of The Mullen class one, class two, class three, and Mullen five and Mullen five RS vehicle lineups.

The Company agreed that as long as any of the Series D Preferred Stock and Warrants remain outstanding, it will have authorized and reserved for the purpose of issuance, no less than 250% of the shares of Common Stock issuable upon conversion or exercise of the Series D Preferred Stock and Warrants. The Company also agreed that, without the prior written consent of the investors, it will not, for a period of 90 days after the purchase of the Series D Preferred Stock and Warrants offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, excluding shares issued upon conversion and exercise of the Series D Preferred Stock and Warrants and the issuance by the Company of Common Stock upon the exercise of an outstanding options or warrants or the conversion of a security outstanding.

Prior to any sale and purchase may occur pursuant to the Securities Purchase Agreement, the Company is required to satisfy certain conditions including, obtaining stockholder approval and that a registration statement for the issuance of such securities has been declared effective; provided, that for the 10 trading days prior to effectiveness of the registration statement, the average daily trading volume of the Common Stock is greater than $27.5 million.

If the Company does not deliver a notice of purchase on the Purchase Date for the entire Commitment Amount then the Company is required to pay to the investors $27.5 million in cash or the investors may choose to receive 28.5 million shares of Common Stock that will be registered on a registration statement; provided that, if the failure is due solely to the Company's inability to have the registration statement declared effective by the Purchase Date, the Company may extend the Purchase Date to no later than 180 days. The Company agreed that if it is unable to have a registration statement declared effective, that it will not file any registration statement (excluding any registration statement on Form S-8) for another investor for a period of 90 days from the extended deadline date. Furthermore, if the Company fails to deliver a notice of purchase on the Purchase Date, then during the period ending 180 days after the termination date, the investors will have the right of first refusal to participate in any offering of debt or equity securities of the Company (other than bank debt or similar financing).

Description of Series D Preferred Stock

If the Company receives the requisite approval from the stockholders for the issuance of the Series D Preferred Stock, Warrants and underlying shares of Common Stock, the Company intends to designate shares of Preferred Stock as Series D Preferred Stock.

Voting Rights. Except as otherwise expressly provided by the amended and restated certificate of incorporation or as provided by law, the holders of shares of Common Stock and Preferred Stock, including the Series D Preferred, will at all times vote together as a single class on all matters (including the election of directors) submitted to a vote of the stockholders; provided, however, that, any proposal which adversely affects the rights, preferences and privileges of the Series D Preferred Stock must be approved by a majority in interest of the Series D Preferred Stock. Each holder of Series D Preferred Stock will have the right to one vote per share (on a fully converted basis) held of record by such holder.

Conversion. The Series D Preferred Stock will automatically be converted into shares of Common Stock at the applicable Conversion Rate at the time in effect immediately upon (A) the issuance of shares of Common Stock underlying the Series D Preferred Stock being registered pursuant to the Securities Act and such registration remaining effective, (B) the trading price for the Company’s Common Stock being more than two times the Series D Conversion Price for 20 trading days in any period of 30 consecutive trading days on the Nasdaq Capital Market, and (C) the average daily trading dollar volume of Common Stock during such 20 trading days is equal to or greater than $27.5 million. The Series D Preferred Stock is convertible at the option of each holder at any time into the number of shares of Common Stock determined by dividing the Series D Original Issue Price (plus all unpaid accrued and accumulated dividends thereon, as applicable, whether or not declared), by the Series D Conversion Price (the “Conversion Rate”), in effect on the date the certificate is surrendered for conversion. The initial “Series D Conversion Price” is the Series D Original Issue Price, subject to adjustment as set forth in the amended and restated certificate of incorporation. The Series D Preferred Stock will not be convertible by a holder to the extent that the holder or any of its affiliates would beneficially own in excess of 9.99% of the Common Stock, subject to certain protections as provided in the amended and restated certificate of incorporation.

Dividends. The Series D Preferred Stock will bear a cumulative 15.0% per annum fixed dividend payable no later than the 5th day after the end of each month on the Series D Original Issue Price plus unpaid accrued and accumulated dividends. “Series D Original Issue Price” means for each share of the Series D Preferred Stock the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date (as adjusted for any stock splits, stock dividends, combinations, recapitalizations or the like with respect to the Series D Preferred Stock). Dividends on the Series D Preferred Stock will be prior to any dividends on any other series of Preferred Stock or the Common Stock. The Company may elect to pay dividends for any month with a paid-in-kind election (“PIK”) if (i) the shares issuable further to the PIK are subject to an effective registration statement, (ii) the Company is then in compliance with all listing requirements of Nasdaq and (iii) the average daily trading dollar volume of the Company’s common stock for ten trading days in any period of twenty consecutive trading days on the NASDAQ is equal to or greater than $27.5 million.

Redemption Rights. There will be no mandatory redemption date, but, subject to the conditions set forth below, all, but not less than all, of the shares will be redeemable by the Company at any time, provided that if the Company issues notice to redeem, investors shall have 15 days to convert such shares to Common Stock prior to the date of redemption. The redemption price will be equal to the Series D Original Issue Price, plus accrued and accumulated dividends, (whether or not declared (the “Series D Redemption Price”). The conditions to the redemption will be follows: (i) the shares have been issued and outstanding for at least one year, (ii) the issuance of the shares of Common Stock underlying the shares has been registered pursuant to the Securities Act and the registration statement is effective, and (iii) the trading price for the Common Stock is less than the Series D Conversion Price (as such term is defined in the amended and restated certificate of incorporation) for 20 trading days in any period of 30 consecutive trading days on the Nasdaq CM. In addition to the above, the shares will also be redeemable in accordance with the following schedule provided the issuance of shares of Common Stock underlying the shares has been registered and the registration statement remains effective:

•	Year 1: No Redemption

•	Year 2: Redemption at 120% of the Series D Redemption Price

•	Year 3: Redemption at 115% of the Series D Redemption Price

•	Year 4: Redemption at 110% of the Series D Redemption Price

•	Year 5: Redemption at 105% of the Series D Redemption Price

•	Year 6 and thereafter: Redemption at 100% of the Series D Redemption Price

Description of the Warrants

If issued, the exercise price of the Warrants will be the lower of (i) $1.27 or (ii) the closing price of the Common Stock on the trading day immediately preceding the Purchase Date, subject to a floor price of $0.10 per share. The Company must reserve out of authorized and unissued shares a number of shares of Common Stock equal to 250% of the maximum number of shares of Common Stock that are issuable upon exercise of the Warrants from time to time. If the Company fails to timely deliver shares upon exercise of the Warrant, the Company will be required to either (A) pay the holder for each trading day on which shares are not delivered 1% of the product of the number of shares not so issued multiplied by the closing sale price of the Common Stock on the trading day immediately preceding the required delivery date, or (B) if the holder purchases shares of Common Stock in anticipation of delivery of shares upon exercise of the Warrant, cash in an amount equal to holder’s total purchase price of such shares.

The Warrants will provide for cashless exercise pursuant to which the holder will receive upon exercise a “net number” of shares of Common Stock determined according to the following formula (the “Cashless Exercise”):

Net Number = (A x B) / C

For purposes of the foregoing formula:

A=	The total number of shares with respect to which the Warrant is then being exercised.

B=	The Black Scholes Value (as described below).

C=	The lower of the two Closing Bid Prices of the Common Stock in the two days prior the time of such exercise (as such Closing Bid Price is defined in Section 16 herein), but in any event not less than $0.01(as may be adjusted for stock dividends, subdivisions, or combinations in the manner described in Section 2(a) herein).

For purposes of the cashless exercise, “Black Scholes Value” means the Black Scholes value of an option for one share of Common Stock at the date of the applicable Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the Exercise Price, as adjusted, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate, (iii) a strike price equal to the Exercise Price in effect at the time of the applicable Cashless Exercise, (iv) an expected volatility equal to 135%, and (v) a deemed remaining term of the Warrant of 5 years (regardless of the actual remaining term of the Warrant).

The exercise price and number of shares issuable upon exercise of the Warrants will further be adjusted upon the occurrence of certain events and holders will be allowed to participate in certain issuances and distributions (subject to certain limitations and restrictions), including certain stock dividends and splits, dilutive issuances of additional common stock, and dilutive issuances of, or changes in option price or rate of conversion of, options or convertible securities, as well as the issuance of purchase rights or distributions of assets.

If, during restricted period, the Company effects a subsequent financing, including the issuance of options and convertible securities, any Common Stock, issued or sold or deemed to have been issued or sold) for a consideration per share less than a price equal to the current exercise price of the Warrant (a “Dilutive Issuance”), then immediately after such issuance, the exercise price will be reduced (and in no event increased) to the price per share as determined in accordance with the following formula:

EP2 = EP1 x (A + B) / (A + C)

For purposes of the foregoing formula:

A=	The total number of Warrant Shares with respect to which this Warrant may be exercised.

B=	The total number of shares of Common Stock that would be issued or issuable under the Dilutive Issuance if issued at a per share equal to EP1.

C=	The total number of shares of Common Stock actually issued or issuable under the Dilutive Issuance.

EP1= The Exercise Price in effect immediately prior to a Dilutive Issuance.

EP2= The Exercise Price immediately after such Dilutive Issuance; provided, however, that such price shall in no event be less than $0.01 per share of Common Stock.

“Restricted period” means the period commencing on the Purchase Date and ending on the earlier of (i) the date immediately following the 90th day after a registration statement registering for the securities has been declared effective by the SEC and (ii) the 90th day after the securities purchased are saleable under Rule 144 without the requirement for current public information and without volume or manner of sale limitations.

The Warrants will provide for certain purchase rights whereby if the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock, then the holder will be entitled to acquire such purchase rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant.

The exercisability of the Warrants may also be limited if, upon exercise, the holder and its affiliates would in aggregate beneficially own more than 9.99% of the Common Stock.

The Company would also agree not to enter into any fundamental, transaction, such as a merger, sale of more than 50% of the outstanding voting shares, sale of substantially all assets, or business combination, unless the successor entity assumes all of the obligations of the Company under the Warrants and the other transaction documents related to the Warrants.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 7, 2022, Jerry Alban notified the Company that he will retiring effective June 30, 2022 (“Effective Date”). Accordingly, he will no longer be Chief Operating Officer or a member of the board of directors of the Company as of the Effective Date. Mr. Alban’s decision to retire was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

On June 9, 2022, the board of directors of the Company appointed Ignacio Novoa as a director effective as of the Effective Date. Mr. Novoa will receive the compensation for non-employee directors as described in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021. There are no arrangements or understandings between Mr. Novoa and any other person pursuant to which he was appointed to serve on the Board.

The Company and Mr. Novoa entered into a one year Consulting Agreement, dated January 12, 2022, whereby Mr. Novoa provides electric vehicle market research, analysis of market trends in the electric vehicle industry and other research and services. Mr. Novoa was issued an aggregate of 255,500 shares of Common Stock pursuant to the terms of the Consulting Agreement. Other than as described above, Mr. Novoa does not have a direct or indirect material interest in any “related party” transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. There are no family relationships between Mr. Novoa and any director or executive officer of the Company.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Securities Purchase Agreement dated June 7, 2022
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MULLEN AUTOMOTIVE INC.

Date: June 10, 2022	By:	/s/ David Michery
David Michery
Chief Executive Officer